UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value of $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 25, 2021, Cboe Global Markets, Inc. (the “Company”), entered into Amendment No. 2 to Term Loan Credit Agreement (the “Term Loan Amendment No. 2”), with Bank of America, N.A., as administrative agent and initial lender, which amended that certain Term Loan Credit Agreement, dated as of March 22, 2018, as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of May 29, 2020, by and among the same parties.

Term Loan Amendment No. 2 makes certain changes to the Term Loan Credit Agreement, including without limitation, the following:

•	Extends the maturity date from December 15, 2021 to December 15, 2023;
•	Allows an additional draw of $110 million, which the Company borrowed on June 25, 2021 in order to fund a portion of the previously announced acquisition of Chi-X Asia Pacific Holdings, Ltd.;
•	Modifies the applicable margin paid on the loans to 65 basis points regardless of the Company’s debt rating;
•	Adds London Interbank Offered Rate (LIBOR) replacement provisions, generally transitioning to a hardwired approach based on secured overnight financing rate (SOFR), with certain adjustments as further described in the Term Loan Amendment No. 2;
•	Increased the amount of indebtedness certain subsidiaries may incur from the greater of (x) $250 million and (y) 35% consolidated EBITDA for four consecutive quarters to the greater of (x) $350 million and (y) 35% consolidated EBITDA for four consecutive quarters;
•	Allows the Company to increase the maximum permitted consolidated leverage ratio to 4.00 to 1.00 (from 3.50 to 1.00) for four consecutive fiscal quarters following certain acquisitions, provided this increase may be made only once; and
•	Modifies certain other provisions to be consistent with the Company’s revolving credit agreement.

Bank of America, N.A. or certain of its affiliates (1) have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to the Company and its subsidiaries and affiliates, (2) are our customers, including trading permit holders, trading privilege holders, participants and members, and engage in trading activities on Company markets or (3) are clearing members of the Options Clearing Corporation, and, as such, they clear the market-maker sides of transactions at Company markets. BofA Securities, Inc. served as financial advisor to the Company in connection with the acquisition of Chi-X Asia Pacific Holdings, Ltd.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment No. 2 which is filed to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to Term Loan Credit Agreement, dated as of June 25, 2021, by and among Cboe Global Markets, Inc., Bank of America, N.A., as administrative agent and initial lender

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC. (Registrant)

Date: July 1, 2021	By:	/s/ Brian N. Schell
Brian N. Schell
Executive Vice President,
Chief Financial Officer and Treasurer